EXHIBIT 10.3


                      RESTATED TECHNOLOGY LICENSE AGREEMENT
                      -------------------------------------


     This Restated Technology License Agreement (the "Agreement") is made and entered into as of September 27, 1995 (the "Effective Date") by and between Radius Inc. with its principal place of business at 215 Moffett Park Drive, Sunnyvale, California 94089 ("Radius"), and Augment Systems Inc., a Delaware corporation, with its principal place of business at 19 Crosby Drive, Bedford, Massachusetts 01730 ("Augment").

                                    RECITALS
                                    --------

     A. On July 29, 1994, Radius and Augment entered into a License Agreement which was subsequently amended on July 25, 1995 (the "Original Agreement"). Under the Original Agreement, Radius granted Augment a limited, non-exclusive license to develop certain Radius technology known as Skylab.

     B.  Augment  is in the  process  of  soliciting  financing  as  more  fully
described  in  its  private   placement   memorandum   dated  August  1995  (the
"Financing").

     C. Radius and Augment desire to amend and supersede the Original Agreement with (i) this Agreement and (ii) that certain Sales Agreement executed on even date herewith and attached hereto as Exhibit A (the "Augment Sales Agreement").

       NOW, THEREFORE, in consideration of mutual promises contained herein, the parties agree as follows:

1.   DEFINITIONS

     1.1. "APPLE TECHNOLOGY" is the Apple Computer, Inc. ("Apple") proprietary technology contained in Skylab.

     1.2. "RADIUS TECHNOLOGY" is the Radius proprietary technology relating to Skylab and/or Rocket, including the Skylab chassis, packaging, power supply, motherboard, disk array subsystem, software code that runs on top of the Vertex real-time kernel, and Rocket technology consisting of NuBus-based multiprocessor cards, daughtercards and software.

     1.3. "CONFIDENTIAL INFORMATION" means information disclosed by one party to the other which is confidential and proprietary to the disclosing party. Confidential Information includes but is not limited to trade secrets, source code, schematic diagrams, technical information and business and marketing plans.

     1.4. "SKYLAB" means a multiprocessing file and compute server product developed by and proprietary to Radius which consists of several types of technology including the Radius Technology and the Apple Technology (as defined herein).









     1.5. "INTELLECTUAL PROPERTY RIGHTS" means patent rights, rights in patent applications, copyright rights (including, but not limited to, rights in audiovisual works and the right to make derivative works), mask work rights, trade secret rights, and any other intellectual property rights.

     1.6. "LICENSED SOFTWARE" means the software related to Skylab and/or Rocket provided to Augment by Radius under either (i) the Original Agreement or (ii) this Agreement, or owned by Radius as a result of Section 3.2 of the Original Agreement.

     1.7. "MODIFIED TECHNOLOGY" means any and all modifications made by or on behalf of Augment to the Radius Technology, the Licensed Software, and (to the extent any agreement between Augment and Apple is consistent herewith) the Apple Technology. A modification means any change to the hardware or software as described in the engineering documentation provided by Radius for Skylab and Rocket products.

     1.8. "MORAL RIGHTS" mean any rights of paternity or integrity, any right to claim authorship of any works of authorship, materials or writings, to object to any distortion, mutilation or other modification of, or other derogatory action in relation to, any works of authorship, materials or writings, and any similar right, existing under judicial or statutory law of any country in the world, or under any treaty, regardless of whether or not such right is denominated or generally referred to as a "moral right."

2.   TECHNOLOGY LICENSES

     2.1. HARDWARE LICENSE. Subject to the terms and conditions of this Agreement, Radius hereby grants Augment, and Augment accepts a limited, exclusive (except as to Radius and subject to the limitations and restrictions set forth in this Agreement), worldwide, non-transferable, royalty-bearing license (i) to use, modify, and otherwise create derivative works of Skylab and
(ii) to reproduce, manufacture, market, and distribute products based on Skylab.

     2.2. SOFTWARE LICENSE. Subject to the terms and conditions of this Agreement, Radius hereby grants Augment, and Augment accepts a limited, exclusive (except as to Radius and subject to the limitations and restrictions set forth in this Agreement), worldwide, non-transferable, royalty-bearing license (i) to use, modify, and otherwise create derivative works of the Licensed Software in source code form and (ii) to reproduce, manufacture, market, distribute, and sublicense (without the right to reproduce, unless Augment notified Radius of the sublicensee's name, address, telephone number, and individual contact, in writing prior to granting a sublicense with the right to reproduce) software based on the Licensed Software only in object code form and only in connection with the distribution and marketing of products based on Skylab.

     2.3. LICENSES. The licenses granted pursuant to sections 2.1 and 2.2 shall be referred to as the "Radius Licenses."

     2.4. LIMITATIONS ON THE RADIUS LICENSES. The Radius licenses shall be subject to the following additional limitations:

          i) Augment shall not attempt to reverse engineer any portions of the Licensed Software which may be provided to Augment only in object code form.

          ii) Augment may not distribute any source code incorporating any of the Radius Technology.

          iii)   Notwithstanding  the  exclusivity   provisions  in  the  Radius
Licenses, Radius retains the right to do what it has licensed Augment to do.

          iv) Augment understands that portions of the Radius Technology may be incorporated into existing, planned, or future Radius products. Augment agrees that Radius remains free to use the Radius Technology in any of its existing, planned, or future products, whether sold under Radius' brand or OEMs'.

     2.5. TERMINATION OF EXCLUSIVITY. The Radius Licenses shall become non-exclusive without notice to Augment immediately if the number of Royalty Bearing Units is less than the minimum amounts stated in Exhibit B for any two consecutive quarters and Augment fails to pay the minimum royalty due in accordance with Exhibit B.

     2.6. RADIUS ATTRIBUTION. Augment will indicate on products based on the Radius Technology or Modified Technology that are distributed and on all related collateral material, in a manner that is agreed to by both parties, that Radius is the developer and licensor of the Radius Technology. In providing such attribution, Augment will comply with such reasonable trademark usage guidelines and policies as Radius may determine from time to time. Nothing contained in this Agreement shall give Augment any rights in any Radius trademark, trade name, logo, or trade designation. Radius shall have the right to approve or disapprove any product or collateral material on which Radius or its trademarks are used before Augment's public distribution of such product or collateral material, such approval shall not be unreasonably withheld.

     2.7. RESERVATION. Radius reserves all rights and licenses in and to the Radius Technology not expressly granted to Augment herein.

3.   OWNERSHIP AND PROPRIETARY RIGHTS.

     3.1. OWNERSHIP OF LICENSED SOFTWARE. All right, title, and interest (including all know-how and all world-wide Intellectual Property Rights), in and to the Licensed Software shall remain in Radius or its licensors. This Agreement is not intended to and shall not be interpreted as transferring any ownership right in the Radius Technology to Augment.

     3.2. OWNERSHIP OF MODIFIED TECHNOLOGY AND LICENSE TO RADIUS. Subject to Radius' (and, if applicable, Apple's) Intellectual Property Rights in the underlying technology, all right, title, and interest (including all know-how and all world-wide Intellectual Property Rights), in and to the Modified Technology shall belong to Augment.

     3.3. LICENSE TO RADIUS. Augment hereby grants to Radius an irrevocable, permanent, nonexclusive, worldwide, fully paid-up, royalty-free right and license (the "License Back to Radius") under the Intellectual Property Rights to the Modified Technology to reproduce, make derivative works of, display publicly, make, use, import, sell, lease or otherwise dispose of products covered by such Intellectual Property Rights and to practice any process or method covered by such Intellectual Property Rights, and to authorize others to do any of the above. The License Back to Radius includes, without limitation, the right to sell products with, or intended for use in combination with apparatuses or in a method where such combination or method is covered by such Intellectual Property Rights.

     3.4. PROPRIETARY NOTICES. All proprietary notices, labels or marks relating to Radius' Intellectual Property Rights (the "Notices") incorporated in, marked for fixed to the Radius Technology shall not be removed, altered or obliterated by Augment. Augment shall duplicate any such Notices on any copies, whether made in whole or in part, in any form. Augment shall only distribute software based on the Licensed Software with an appropriate copyright notice. Augment shall (for the duration of any patent and not longer) include such patent notice(s) in the packaging, documentation, software and/or products as Radius requests (e.g., U.S. Patent No. X,XXX,XXX).

     3.5. APPLE TECHNOLOGY. Augment understands that a portion of Skylab is composed of the Apple Technology which is proprietary to Apple. The Apple
Technology was licensed to Radius. Augment understands that the license from Apple does not allow Radius to sublicense or transfer Radius' rights to the Apple Technology. Augment understands that it must contact Apple regarding rights to the Apple Technology, and that Radius is in no way responsible for Apple's decision with respect thereto.

4.   COMPENSATION

     4.1. ROYALTIES. Augment shall pay Radius royalties for each unit sold of products based on the Radius Technology or the Modified Technology, as set forth below:

           For Units 1-200: The greater of (i) one thousand five- hundred dollars ($1,500.00) or (ii) the amount calculated by multiplying two percent (0.02) and the purchase price (in United States dollars at the F.O.B. point) paid to Augment therefor.

           For Units 201-1000: The greater of (i) one thousand dollars ($1,000.00) or (ii) the amount calculated by multiplying one and one-half percent (0.015) and the purchase price (in United States dollars at the F.O.B. point) paid to Augment therefor.

           For Units 1001 and over: The greater of (i) seven- hundred and fifty dollars ($750.00) or (ii) the amount calculated by multiplying one percent (0.01) and the purchase price (in United States dollars at the F.O.B. point) paid to Augment therefor.

           Royalties will not accrue in connection with any units distributed by Augment without consideration (such as demo units or loaners), or used
internally   for   testing  and  quality
assurance purposes (collectively, "Non-Royalty Bearing Units"). All other units shall bear royalties ("Royalty Bearing Units").

           Royalties shall continue to accrue until the cumulative total of Royalties paid by Augment to Radius under this Agreement shall equal ten million dollars ($10,000,000.00), in which event Augment's duty to pay Royalties and its duties under Section 4.4 shall cease.

           At any time, in Augment's sole discretion, Augment may make advance payments of Royalties. Radius shall accept such Royalties and credit Augment therefor. Augment shall notify Radius regarding the allocation of such advance Royalties to actual Royalties as they accrue. In no event shall advanced Royalties paid by Augment be refundable or refunded.

     4.2. PAYMENT. Augment shall make payments of all royalties due to Radius, within thirty (30) days following the end of each calendar quarter. On any overdue payments, Augment shall pay a one and one-half percent (11/2% per month finance charge, or, if lower, the highest rate then permitted by law upon the unpaid balance until the date of payment. All payments shall be made in United States dollars.

     4.3. TAXES. In addition to the royalties set forth above, Augment will pay all sales, use, and other taxes, if any, imposed as a result of payment of the royalties, other than taxes measured by Radius' net income.

     4.4. RECORDS AND REPORTS

     4.4.1. RECORDS. Augment shall keep accurate books and records, in accordance with generally accepted accounting principles consistently applied, which are reasonably necessary in order to ascertain the amount of royalties payable to Radius.

     4.4.2. QUARTERLY ROYALTY REPORTS. Augment shall report to Radius on a calendar quarterly basis the number of units sold and the total amount of royalties due and owing to Radius for such the calendar quarter. The reports described in this section 4.4.2 shall also report the number of units distributed without consideration or used internally for testing and quality assurance purposes. The reports described in this section 4.4.2 shall be made to Radius no later than thirty (30) days after the close of each calendar quarter and shall accompany the quarterly royalty payment set forth above.

     4.4.3. AUDIT. Radius shall have the right to make no more than once per calendar year an examination and audit, as its own expense, during normal business hours, of Augment's books and records which may contain information bearing upon the royalty amounts due hereunder for a period of time up to three
(3) years prior to the date of the audit. Prompt adjustment shall be made by Augment for any underpayments disclosed by such audit. In the event that any quarterly report understates the number claimed to be Non-Royalty Bearing Units, it shall be conclusively established that the units covered by such understatement are Royalty Bearing Units. In the event that any quarterly report understates the compensation due to Radius for any calendar quarter by more than five percent (5%), Augment shall pay any shortfall indicated by such audit plus reimburse Radius for the cost of such audit.

5.   WARRANTIES AND DISCLAIMERS

     5.1. LIMITED WARRANTY. Radius warrants to Augment that to the best of its knowledge, with the exception of rights held by Apple, (i) it has sufficient right, title and authority to grant to Augment all licenses and rights that it grants under this Agreement and (ii) it has not received notice of any claim that the Radius Technology violates or infringes the Intellectual Property Rights of any third party.

     5.2. DISCLAIMER OF OTHER WARRANTIES. THE PARTIES ACKNOWLEDGE AND AGREE THAT THE LICENSED SOFTWARE AND THE RADIUS TECHNOLOGY ARE IN ALL RESPECTS PROVIDED ON AN "AS IS" BASIS. THE PARTIES DISCLAIM ANY AND ALL WARRANTIES RELATING TO THE RADIUS TECHNOLOGY, THE LICENSED SOFTWARE, AND THE MODIFIED TECHNOLOGY, INCLUDING ANY UPDATES TO ANY OF THESE. WHETHER EXPRESS, IMPLIED, ARISING FROM COURSE OF DEALING OR USAGE OF TRADE, OR STATUTORY, INCLUDING, BUT NOT LIMITED TO ANY WARRANTY OF NONINFRINGEMENT OF THIRD PARTY RIGHTS, WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, OR WARRANTY OF MERCHANTABILITY.

6.   LIMITATION OF LIABILITY

     6.1. GENERAL LIMITATION. EXCEPT IN THE EVENT OF A MATERIAL BREACH BY EITHER PARTY OF SECTION 10, NEITHER PARTY SHALL BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, INCLUDING LOSS OF PROFITS, REVENUE, DATA, OR USE, INCURRED BY EITHER PARTY OR ANY THIRD PARTY, WHETHER IN AN ACTION IN CONTRACT OR TORT (INCLUDING NEGLIGENCE), EVEN IF THE OTHER PARTY OR ANY OTHER PERSON HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY REMEDY.

     6.2. ABSOLUTE LIMIT. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, RADIUS' LIABILITY FOR DAMAGES HEREUNDER FOR ANY CAUSE WHATSOEVER SHALL IN NO EVENT EXCEED THE AMOUNTS RECEIVED BY RADIUS FROM AUGMENT UNDER THIS AGREEMENT DURING THE TWELVE (12) MONTH PERIOD PRECEDING THE OCCURRENCE OF ANY EVENT WHICH GIVES RISE TO THE CAUSE OF ACTION.

7.   THIRD PARTY CLAIMS

     7.1. CLAIMS BY THIRD PARTIES. The parties will promptly notify each other in the event that any party becomes aware of the assertion of, or the probability of the assertion of, any claim of any kind by a third party against either party arising from or in connection with the Radius Technology, the Modified Technology, or this Agreement.

     7.2. INFRINGEMENT BY THIRD PARTIES.

          7.2.1. NOTIFICATION. The parties will promptly notify each other in the event that any party becomes aware of any infringement of any right in the Radius Technology or the Modified Technology by a third party.

          7.2.2. ENFORCEMENT PROCEEDINGS. Radius will have the first option to take appropriate legal action to remedy such infringement. Augment, in its sole discretion, may provide Radius with assistance in such action. If Radius fails to initiate and pursue such action in a reasonably prompt manner following Augment's written request that it do so, then Augment will have the right to initiate and pursue such action. Radius, in its sole discretion, may provide Augment with assistance in such action.

          7.2.3. PROCEEDS. If Radius institutes legal action against third party infringers, it shall retain any proceeds therefrom. If Augment institutes legal action against third party infringers, any proceeds therefrom shall be allocated first to Augment's costs and legal fees, next to Radius' costs and legal fees if it provides assistance under Section 7.2.2, and the remainder divided as follows: if no licenses to Intellectual Property Rights owned by Radius are granted in connection with any settlement of the action, two percent (2%) to Radius and the remainder to Augment.

8.   GOVERNMENT REGULATION

     8.1. EXPORT CONTROLS. Augment understands that the Radius Technology and Modified Technology may be restricted by the United States Government from export to certain countries and Augment agrees that it will not export the Radius Technology or the Modified Technology in any way that will violate any of the export control laws or regulations of the United States.

     8.2. FEDERAL GOVERNMENT. In no event will Augment deliver the software related to the Radius Technology or Modified Technology, or any portion thereof, to any branch or agency of the U.S. Government without a written contract clause stating that such items will be protected by restricted rights as set forth in DFAR 252.227-7013 or equivalent rights and without taking all required actions to preserve such rights including, without limitation, (i) marking the software with the then-currently prescribed Restricted Rights Legend, and (ii) ensuring that the contract with the government agency contains the standard Department of Defense "Rights in Technical Data and Computer Software" clause at DFAR 252.227-7013 or the equivalent clauses for other government agencies.

9.   NONSOLICITATION OF EMPLOYEES

      During the term of this Agreement, neither party will solicit for hire any employee of the other unless authorized by the other in writing. Unless otherwise prohibited by law, this provision will remain in force for one year following the termination of this Agreement unless such termination occurs pursuant to Section 11.2(i).

10.  CONFIDENTIAL INFORMATION

     10.1. NONDISCLOSURE. The receiving party shall not use the disclosing party's Confidential Information except as expressly set forth herein or otherwise authorized in writing by the disclosing party, shall implement reasonable procedures to prohibit the disclosure, unauthorized duplication, misuse or removal of the disclosing party's Confidential Information and shall not disclose such Confidential Information to any third party unless expressly authorized in accordance with this Section 10. Without limiting the foregoing, each of the parties shall use at least the same degree of care which it uses to protect its own proprietary information to prevent the disclosure of Confidential Information disclosed to it by the other party under this Agreement, but in no event less than reasonable care.

     10.2. EXCEPTIONS. Notwithstanding the above, neither party shall have liability to the other with regard to any Confidential Information of the other which:

           i) was in the public domain at the time it was disclosed or becomes in the public domain through no fault of the receiver;

           ii) was known to the receiver at the time of disclosure as shown by the files of the receiver in existence at the time of disclosure;

           iii) is disclosed with the prior written approval of the disclosing party;

           iv) was independently developed by the receiver without any use of the Confidential Information of the other party; or

           v) becomes known to the receiver from a source other than the disclosure without breach of this Agreement by the receiver and otherwise not in violation of the discloser's rights.

     10.3. REMEDIES. Each party acknowledges that any breach of any of its obligations under this Section 10 is likely to cause or threaten irreparable harm to the other party, and, accordingly, each party agrees that in such event the non- breaching party shall be entitled to seek equitable relief to protect its interests, including but not limited to preliminary and permanent injunctive relief, as well as monetary damages.

11.  TERM

     11.1. TERM. This Agreement will commence on the Effective Date and will continue until terminated as provided in Section 11.2.

     11.2.  TERMINATION.

          i) Either party may immediately terminate this Agreement after giving written notice (a) upon any proceeding being commenced by or against the other under any bankruptcy or other law relating to insolvency receivership, liquidation, or assignment for the benefit of creditors which is not dismissed within sixty (60) days, (b) if the other party shall make a composition with its creditors or an assignment for the benefit of creditors, (c) if the other party liquidates, dissolves, or ceases as a going concern, (d) if the other party shall have a receiver appointed over the whole or any part of its assets.

          ii) Either party may immediately terminate this Agreement without further notice, if the other party materially breaches this Agreement and fails to cure that breach within thirty (30) days after receiving written notice of the breach.

          iii) Radius may terminate this Agreement at any time following December 31, 1995, after giving thirty (30) days' prior written notice, if Augment has not received at least $400,000 in new financing. iv) Radius may terminate this Agreement at any time following September 30, 1996, after giving
(30) days' prior written notice, if Augment has not delivered at least one unit of product for beta testing.

     11.3. EFFECT OF TERMINATION

          i) The licenses granted to Augment under Section 2 shall immediately terminate upon termination of this Agreement.

          ii) Each party shall return or destroy all copies of the Confidential Information of the other party within thirty (30) days after the effective date of the termination. At the request of either party, an officer of the other party will certify in writing that such other party has complied with its obligations hereunder.

          iii) In addition to any Sections which by their express terms survive termination of this Agreement, Sections 1, 2, 7, 3.1, 3.2, 4, 5, 6, 7.2 (if and only if legal action has begun, and then only with respect to such on-going legal action), 8, 9, 10, 11, and 12 will survive the termination of this Agreement.

 12. MISCELLANEOUS

     12.1. RELATIONSHIP OF THE PARTIES. Augment's relationship with Radius during the term of this Agreement will be that of an independent contractor. Nothing contained herein shall in anyway constitute any association, partnership, or joint venture between the parties hereto, or be construed to evidence the intention of the parties to establish any such relationship. Neither party has any power, right or authority to bind the other party or to assume or create any obligation or responsibility, express or implied, on behalf of the other party or in the name of the other party.

     12.2. ASSIGNMENT. This Agreement is not assignable by either party without the prior written consent of the other party, which shall not be unreasonably withheld, and any attempted assignment in violation of this Section 12.2 will be null and void. The provisions hereof shall be binding upon and inure to the benefit of the parties, their successors and permitted assigns.

     12.3. CONTROLLING TERMS AND MODIFICATION. The terms and conditions set forth in this Agreement will supersede the terms of any purchase order or other business forms notwithstanding an acceptance or acknowledgment of such business forms. No modification to this Agreement nor any waiver of any rights shall be effective unless agreed to in writing by the party to be charged. The waiver of any breach or default shall not constitute a waive of any other right hereunder or of any subsequent breach or default.

     12.4. NOTICES. All notices and other communications required or permitted under this Agreement will be in writing and sent via certified, registered, or overnight mail or by Federal Express, DHL or other overnight delivery carrier to the other party at the address indicated below or to such other address as a party may designate by written notice to the other:

          To Augment:    Augment Systems Inc.
                         19 Crosby Drive
                         Bedford, MA 01730
                         Attention:  President
                         Fax: (617) 275-4461

          To Radius:     Radius Inc.
                         215 Moffett Park Drive
                         Sunnyvale, CA  94089
                         Attention:  President
                         Copy to:  General Counsel
                         Fax: (408) 541-5838

     Notices will be deemed served when delivered, or if delivery is not accomplished because of some fault of the addressee, when tendered.

     12.5. EQUITABLE RELIEF. Augment acknowledges that Radius owns or has rights to the Radius Technology. Augment further acknowledges that any breach of its obligations under this Agreement with respect to these proprietary rights will cause Radius irreparable injury for which there are inadequate remedies at law and for which Radius will be entitled to equitable relief in addition to all other remedies provided by this Agreement or available at law.

     12.6. FORCE MAJEURE. Neither party shall be responsible for any failure to perform due to unforeseen circumstances or to causes beyond its control, including but not limited to acts of God, war, riot, embargoes, acts of civil or military authorities, fire, floods, earthquakes, accidents, strikes, or shortages of transportation, facilities, fuel, energy, labor or materials. In the event of any such delay, the affected party shall promptly notify the other in writing and may defer performance under this Agreement for a period equal to the time of such delay.

     12.7. ENTIRE AGREEMENT AND WAVIER. This Agreement and the exhibits hereto (which are fully incorporated herein by this reference) constitute the entire agreement between the parties pertaining to the subject matter hereof, and supersede in their entirety any prior or contemporaneous written or oral agreements between the parties (other than the Augment Sales Agreement), whether written or oral, including, without limitation, the Statement of Intent

Between Radius and Augment dated June 16, 1994 and the Original Agreement. Verbal statements by either party or its representative will not constitute an obligation of such party. The parties acknowledge that they are not entering into this Agreement on the basis of any representations not expressly contained herein. Any modifications of this Agreement must be in writing and signed by both parties hereto. The waiver by one party of any default of the other party shall not waive subsequent defaults of the same or different kind.

     12.8. GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the United States and the State of California as applied to agreements entered into and to be performed entirely within California between California residents.

     12.9. CONSTRUCTION AND INTERPRETATION. This Agreement has been negotiated by the parties and their respective counsel. This Agreement will be interpreted fairly in accordance with its terms and without any strict construction in favor of or against any party. In the event any provision, or portion thereof, of this Agreement is determined to be invalid or unenforceable by a court of competent jurisdiction, that provision will remain effective to the extent it remains valid and enforceable. In such event, it is the intention of the parties hereto that the remainder of the Agreement remain valid and enforceable and, the parties hereto agree to negotiate in good faith to substitute a valid and enforceable provision that preserves the intent and economic effect of the original provision. If the parties cannot agree on such a substitute provision, the court will draft a provision that is enforceable that follows the parties' expressed intent and economic effect of the unenforceable clause as closely as possible.

     12.10. DISPUTES; JURISDICTION AND VENUE. The parties hereby submit to the jurisdiction of, and waive any venue objections against, the United States District Court for the Northern District of California, the Superior Court of the State of California for the County of Santa Clara, and the Santa Clara Municipal Court in any litigation arising out of or related to this Agreement. The parties expressly waive their rights to a trial by jury in any such litigation.

     12.11.   COUNTERPARTS.   This   Agreement   may  be  executed  in  multiple
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

RADIUS INC.                        AUGMENT SYSTEMS INC.

By:  /s/ Greg Millar               By:  /s/ Lorrin Gale
   -----------------------            ---------------------------
Name: Greg Millar                  Name:  Lorrin Gale
      -----------------------            ---------------------------

Title:  Vice President             Title:  CEO
      -----------------------            ---------------------------

                                    EXHIBIT A

                             AUGMENT SALES AGREEMENT
                             -----------------------

This Sales Agreement (the "Augment Sales Agreement") is made and entered into as of August ___, 1995 (the "Effective Date") by and between Radius Inc. with its principal place of business at 215 Moffett Park Drive, Sunnyvale, California 94089 ("Radius"), and Augment Systems, Inc., a Delaware corporation with its principal place of business at 19 Crosby Drive, Bedford, Massachusetts 01730 ("Augment").

1. DEFINITIONS. Unless otherwise noted, capitalized terms shall have the same meaning as in the Restated Technology License Agreement.

2. SALE AND PURCHASE. Radius will sell and Augment will purchase assets as set forth in Exhibit 1 hereto (the "Assets"). The purchase price shall be $100,316.00. Such purchase price shall be paid by issuance to Radius by Augment of forty-seven thousand two hundred (47,200) nonassessable shares of Augment Common Stock par value $0.01 per share. Augment represents and warrants that such shares will be and are validly issued in compliance with all state and federal securities laws and fully authorized by the board of directors. Augment shall provide Radius with a copy of the board of directors resolutions pertaining to the issuance of such shares. In addition to the purchase price set forth, Augment will pay all shipping charges (including insurance) and all sales, use, and other taxes, if any, imposed as a result of the sale.

3. PROPRIETARY RIGHTS. Augment acknowledges that the Assets are proprietary to Radius and contain Radius Technology and are subject to Radius' Intellectual Property Rights. Nothing contained herein is intended to or shall be construed to give any license under any of Radius' Intellectual Property Rights contained in or related to the Assets. Augment's use, sale, or other disposal of the Assets sold hereunder shall be governed by the Restated Technology License Agreement.

4. DISCLAIMER OR WARRANTIES: INDEMNIFICATION. THE PARTIES ACKNOWLEDGE AND AGREE THAT THE ASSETS ARE IN ALL RESPECTS PROVIDED ON AN "AS IS" BASIS. RADIUS DISCLAIMS ANY AND ALL WARRANTIES RELATING TO THE ASSETS. WHETHER EXPRESS, IMPLIED, ARISING FROM COURSE OF DEALING OR USAGE OF TRADE, OR STATUTORY, INCLUDING BUT NOT LIMITED TO ANY WARRANTY OF NONINFRINGEMENT OF THIRD PARTY RIGHTS, WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, OR WARRANTY OF MERCHANTABILITY.

5. NO  CONSEQUENTIAL  DAMAGES.  NEITHER  PARTY SHALL BE LIABLE FOR ANY INDIRECT,
INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, INCLUDING LOSS OF PROFITS, REVENUE, DATA, OR USE, INCURRED BY EITHER PARTY OR ANY THIRD PARTY, WHETHER IN AN ACTION IN CONTRACT OR TORT (INCLUDING NEGLIGENCE), EVEN IF THE OTHER PARTY OR ANY OTHER PERSON HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY REMEDY.










6. ABSOLUTE LIMIT OF LIABILITY. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AUGMENT SALES AGREEMENT, RADIUS' LIABILITY FOR DAMAGES HEREUNDER FOR ANY CAUSE WHATSOEVER SHALL IN NO EVENT EXCEED THE AMOUNTS RECEIVED BY RADIUS FROM AUGMENT UNDER THIS AGREEMENT DURING THE TWELVE (12) MONTH PERIOD PRECEDING THE OCCURRENCE OF AN EVENT WHICH GIVES RISE TO THE CAUSE OF ACTION.

7. INCORPORATION. The terms and conditions of Section 12 of the Restated Technology License are incorporated herein as though repeated here in full.

     IN WITNESS WHEREOF, the parties have caused this Augment Sales Agreement to be executed by their duly authorized representatives.

RADIUS INC.                        AUGMENT SYSTEMS INC.

By:  /s/ Greg Millar               By:  /s/ Lorrin Gale
   -----------------------            ---------------------------

Name: Greg Millar                  Name:  Lorrin Gale
      -----------------------            ---------------------------

Title:  Vice President             Title:  CEO
      -----------------------            ---------------------------









                                    EXHIBIT B

                                  MINIMUM SALES
                                  -------------


Calendar Quarter           Minimum Royalty
----------------           Bearing Units
                           -------------

Q1 1996                         --
Q2 1996                         --
Q3 1996                         Beta
Q4 1996                         FCS
Q1 1997                         0
Q2 1997                         1
Q3 1997                         6
Q4 1997                         15
Q1 1998                         28
Q2 1998                         40
Q3 1998                         54
Q4 1998                         71
Q1 1999                         79
Q2 1999                         83
Q3 1999                         91
Q4 1999                         96
Q1 2000                         100
Q2 2000                         110
Q3 2000                         122
Q4 2000                         136
Q1 2001                         157
Q2 2001                         165
Q3 2001                         174
Q4 2001                         182
Q1 2002                         191
Q2 2002 and beyond              200/quarter